UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 19, 2003


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


      Connecticut                        1-15995            06-1541045
      -----------                        -------            ----------
(State, or other jurisdiction          (Commission         (IRS Employer
of Incorporation)                      File Number)      Identification No.)



157 Church Street, New Haven, Connecticut                     06506
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(Address of principal executive offices)                    (Zip Code)



Registrant's Telephone Number,
Including Area Code                                        (203) 499-2000
                                                            -------------




                                   None
 ----------------------------------------------------------------------------
     (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         In a draft decision released yesterday, May 19, Connecticut's Department of Public Utility Control denied The United Illuminating Company's
(UI) request for recovery of $15.5 million in increased pension and postretirement expenses. The Department stated in its draft decision that, "the Company's current earning of its allowed rate of return on equity prohibits any ratemaking treatment at this time as a matter of law." The Company reported that first quarter earnings were boosted by the effects of the extremely cold winter.

         UI will be considering all of its options and intends to make its factual and legal arguments to the Department in the upcoming written exceptions and oral arguments before the final decision is rendered.

         The Company is presently determining the impact of the draft decision if adopted as a final decision.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     UIL HOLDINGS CORPORATION
                                     Registrant



Date:  5/20/2003                     By    /s/ Nathaniel D. Woodson
       ---------                       --------------------------------------
                                               Nathaniel D. Woodson
                                        Chairman of the Board of Directors,
                                       President and Chief Executive Officer